EXHIBIT 3.1 - ARTICLES OF INCORPORATION FILED ON JULY 15, 2008 (ALKANE)

STATE OF NEVADA

ROSS MILLER Secretary of State	Scott W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 15, 2008

Job Number:                                C20080717-0305
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)                          Description                                                          Number of Pages
20080475552-08                                     Articles of Incorporation                                   7 F'ages/1 Copies

Respectfully, /s/ Ross Miller ROSS MILLER Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of	Document Nurnber
Articles of Incorporation	/s/ Ross Miller	2008047552-08
(PURSUANT TO NRS CHAPTER 78)	Ross Miller	Filing Date and Time
	Secretary of State	07/15/2008 7:40 AM
	State of Nevada	Entity Number
E0462122008-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                                                        ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	ALKANE, INC.
2. Registered Agent for Service of Process: (check only one box)	☒Commercial Registered Agent: BUDGET CORP
Name ☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of The of Office or Other Position with Entity
12050 RUSSETT WAY CARSON CITY Nevada 89703
Street Address City Zip Code
Mailing Address (if different from street address) CityZip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Number of shares
shares with : Par value without par value: 0 per share: $ par value 75,000
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) DEANNA K. KELLY
Name
2050 RUSSETT WAY CARSON CITY NV 89703 Street Address City State Zip Code 1)
Name Street Address City State Zip Code
5. Purpose:(optional;see instructions)	The purpose of the corporation shall be ANY LAWFUL ACTIVITY
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	DEANNA K. KELLY ☒ /s/ Deanna K Kelley
Name Incorporator Signature

2050 RUSSETT WAY CARSON CITY NV 89703 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent.	I hereby accept appointment as Registered Agent for the above named Entity. /s/ Deanna K Kelley 7/15/2008 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Artides Revised on 7-1-08

Articles of Incorporation

of

ALKANE. INC.

First. The name of the corporation is:

ALKANE, INC.

Second.     It's principal office in the state of Nevada is located at

2050 RAussett Way, Carson City, NV 89703, although this Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may from time to time be designated by the Board of Directors, or by the by-laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

Third.    The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.
(F) Shall have power to hold, purchase and convey real and personal estate and mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Nevada, or any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the State of Nevada, for the managment, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up and dissolved.

(J) Shall have power to adopt and use a common seal or stamp on any corporate documents. The corporation may use a seal or stamp, if it desires, but such non-use shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the states territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(0) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.

(P) Shall have the power to make donations for the public welfare or charitable, scientific or educational purposes.

(Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Fourth.     The voting common stock authorized that may be issued

by the corporation is SEVENTY FIVE THOUSAND (75,000) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

Fifth.    The governing body of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall be reduced to no less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

NAME                                                  POST OFFICE ADDRESS
Deanna K. Kelly                                          2050 Russett Way
    Carson City, NV 89703

Sixth.     The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Seventh.     The name and post office address of the incorporator(s) signing the Articles of Incorporation is as follows:

Name Deanna K. Kelly	Post Office Address 2050 Russett Way Carson City, NV 89703

Eighth.     The registered agent for this corporation shall be:

BUDGET CORP
The address of said agent, and, the principal or statutory address of this corporation in the State of Nevada is:

2050 Russell Way Carson City, NV 89703

Ninth.     The corporation is to have perpetual existence

Tenth.    In furtherance and not in limitation of the powers conferred by statute, the Board of directors is expressly authorized:
Subject to the By-Laws, if any adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.
To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole Board, to consist of one (1) or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the board of Directors.

When and as authorized by the affillnative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issured and outstanding, the Board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such teams and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

Eleventh.    No shareholder shall be entitled as a matter of right to subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable.

Twelfth.      No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Thirteenth.     This Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by the statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator Herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 14th. day of July, 2008.

/s/ Deanna K. Kelly
                                                     Deanna K. Kelly

Budget Corp does hereby accept as Registered Agent for the previously named Corporation.

Budget Corp

/s/ Deanna K. Kelly                                                                    7/15/08
Deanna K. Kelly                                                                          Date